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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Pre-effective Amendment No. 1 to Registration Statement No. 333-55930 of Sprint Corporation on Form S-3 of our report dated February 2, 1999, on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries and the related financial statement schedule, appearing in the Annual Report on Form 10-K of Sprint Corporation for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                                /s/ Deloitte & Touche LLP

Kansas City, Missouri
March 30, 2001